Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.  Registration Statement (Form S-8 No. 333-151649) pertaining to the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan.
2.  Registration Statement (Form S-8 No.333-114010) pertaining to the Kinetic Concepts, Inc. 2004 Employee Stock Purchase Plan.
3.  Registration Statement (Form S-8 No. 333-115254) pertaining to the Kinetic Concepts, Inc. 2003 Non-Employee Directors Stock Plan.
4.  Registration Statement (Form S-8 No. 333-35345) pertaining to the Kinetic Concepts, Inc. 1997 Stock Incentive Plan.
5.  Registration Statement (Form S-8 No. 333-24197) pertaining to the 1997 Employee Stock Purchase Plan of Kinetic Concepts, Inc.

of our reports dated March 1, 2011, with respect to the consolidated financial statements and schedule of Kinetic Concepts, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Kinetic Concepts, Inc., included in this Annual Report (Form 10-K) of Kinetic Concepts, Inc. for the year ended December 31, 2010.

/s/  Ernst & Young, LLP

San Antonio, Texas
March 1, 2011